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                                  EXHIBIT 99.3

EXECUTION COPY

                   TRANSITIONAL SUPPLY AND SERVICES AGREEMENT

This is a TRANSITIONAL SUPPLY AND SERVICES AGREEMENT ("TS Agreement"), dated March 8, 1999, between Brothers Gourmet Coffees, Inc., a Delaware corporation as debtor in possession ("Brothers") or their successors or assigns (collectively referred to as "Supplier"), and The Procter & Gamble Company, an Ohio corporation, ("P&G") and its Subsidiaries (collectively referred to as "Buyer"). Supplier and Buyer are sometimes collectively referred to herein as "parties" and individually "party."

                                    RECITALS

Brothers is the debtor in the Case and desires to file the Amended Plan or Sale Motion and Assumption Motion in the Chapter 11 Cases, pursuant to which P&G will acquire the Assets in accordance with the Asset Purchase Agreement between Brothers and P&G, dated March 8, 1999 ("Purchase Agreement"), which is subject to Bankruptcy Court Approval; and

In connection with the acquisition, Buyer wishes that Supplier Manufacture Products and provide Services for the period(s) set forth herein;

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

1.1 GENERAL. Any capitalized term used but not defined herein will have the meaning as set forth in the Purchase Agreement.

1.2 "CGMP" means Current Good Manufacturing Practices as promulgated under the FDCA.

1.3 "DATE OF MANUFACTURE" shall mean the Product Unit's date of Manufacture as imprinted on the Product Unit's packaging pursuant to the Specifications.

1.4 "FDCA" means the Federal Food, Drug and Cosmetic Act, as amended, including the regulations promulgated thereunder, and when applicable, any corresponding state and/or local statutes, rules, laws, orders, regulations, ordinances and/or similar matters.

1.5 "MANUFACTURING" means the sourcing and warehousing of raw and packaging materials, compounding, component preparation, incoming and outgoing quality


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     control, fabrication (including, without limitation, roasting, flavoring and grinding), filling, inspecting, labeling, packing, packaging, storage, handling and/or warehousing of any Product Unit, or any part thereof, as well as associated activities, in accordance with the Specifications and the terms and conditions of this TS Agreement, in each case, by Supplier. The terms "MANUFACTURE" or "MANUFACTURED" will have the appropriate derivative meanings.

1.6 "PRODUCTS" mean, except where specifically qualified in this TS Agreement, all of the SKUs produced by or on behalf of Brothers as of the Closing Date, Manufactured after the Closing Date, together with any Alterations and/or Additional Modifications. Notwithstanding the foregoing, Products shall not include Finished Product Inventory that Buyer purchases pursuant to the Purchase Agreement.

1.7  "PRODUCT UNIT" means the particular type of Product, as set forth on
     Schedule 1.7, as may be amended from time to time upon notice by Buyer.

1.8  "SKUS" mean stock keeping units.

1.9 "SPECIFICATIONS" mean the written methods, procedures, requirements, formula(e), tests and test protocols, and standards related to Products employed by or on behalf of Supplier, in conformity with CGMP, as of the Closing Date, and as may be amended pursuant to this TS Agreement.

1.10 "SUPPLIER'S PLANT" means Brothers' plant on Old Katy Road in Houston, Texas or any subsequent Manufacturing facility that is approved by Buyer pursuant to Section 3.4.

1.11 "TERM" means for the Manufacture of Product Units, that period commencing on the Closing Date and ending twelve (12) months thereafter, unless terminated earlier pursuant to Section 12.2 or 12.3, and for the Pre-Closing and Post-Closing Services, from the date of execution of this TS Agreement to the time set forth in Section 2.2, unless terminated earlier pursuant to Section 12.2.

1.12 OTHER DEFINITIONS. Other terms defined in this Agreement, and the location where they are defined, are:

         "ADDITIONAL MODIFICATIONS".......................Section 6.2
         "AFFECTED PARTY".................................Section 13.4
         "ALTERATIONS"....................................Section 6.1
         "BROTHERS".......................................Preamble
         "BUYER"..........................................Preamble
         "BUYER PROPERTY".................................Section 4.3(d)
         "CHANGE OF CONTROL"..............................Section 13.11
         "FIFO"...........................................Section 5.2
         "FORECAST".......................................Section 3.1(d)


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         "MONTHLY PAYMENT"................................Schedule 8.1
         "NON-AFFECTED PARTY".............................Section 13.4
         "NON-DEFAULTING PARTY"...........................Section 12.2
         "OTHER PARTY"....................................Section 12.2
         "ORDER"..........................................Section 3.1
         "P&G"............................................Preamble
         "POST-CLOSING SERVICES"..........................Section 2.1(b)
         "PRE-CLOSING SERVICES"...........................Section 2.1(a)
         "PURCHASE AGREEMENT".............................Recitals
         "SHIPPING PERIOD"................................Section 5.1
         "SUPPLIER".......................................Preamble
         "TERM"...........................................Section 12.1
         "TERMINATION DATE"...............................Section 12.2
         "TS AGREEMENT"...................................Preamble

                                   ARTICLE II
                               TRANSITION SERVICES

2.1 PRE-CLOSING SERVICES. At such time or times prior to the Closing Date as the parties hereto may reasonably agree, Supplier shall provide to Buyer the following services ("Pre-Closing Services"): (a) Supplier shall permit reasonable access (with Supplier giving due regard for Buyer's transition work to be completed prior to the Closing Date) to all of Supplier's employees and data in all areas of Supplier's business to assist Buyer in developing transition plans; (b) Buyer shall accompany Supplier on all Customer calls (excluding customary and ordinary shelf re-sets) that could reasonably be expected to affect the terms and conditions of existing Customer Contracts or commit Supplier and/or Buyer to future obligations and Buyer shall reasonably approve all of Supplier's communications with its Customers regarding the transition of Supplier's business to Buyer; and
     (c) without limiting the generality of the foregoing, Supplier shall provide the specific services as set forth in Schedule 2.1.

2.2 POST-CLOSING SERVICES. During the two weeks after the Closing Date, Supplier shall provide to Buyer, as Buyer may request from time to time, the services as set forth in Schedule 2.2 (collectively "Post-Closing Services"). At Buyer's request, Supplier will use its best efforts to extend any or all of such Post-Closing Services to the date(s) specified by Buyer at a mutually agreeable price.

2.3 REPORTS; RECORDS. Supplier shall provide reports to Buyer on a timely basis with respect to the Pre-Closing Services and Post-Closing Services that it prepared on a regular basis prior to the Closing Date. In addition, Supplier shall provide Buyer special / custom reports that Buyer reasonably requests with respect to such Pre-Closing and Post-Closing Services at Buyer's expense. Supplier shall maintain


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     complete records of all Pre-Closing and Post-Closing Services and such records will be made available to Buyer upon request.

2.4 REIMBURSEMENT TO SUPPLIER; VACATION. Buyer shall reimburse Supplier for up to $100,000 for retention bonuses Supplier pays under its retention program to employees who accept Buyer's offer of employment. To the extent practicable, Buyer shall communicate with Supplier regarding Supplier's employees who accept Buyer's employment offer upon their acceptance, so as to assist Supplier in determining when Supplier is entitled to reimbursement of all or any portion of such $100,000. Buyer shall reimburse Supplier up to an aggregate amount of $100,000, but make payments to Supplier no more often than two (2) times per month after Buyer receives Supplier's proof of payment of such retention bonuses. Furthermore, Buyer shall credit or otherwise compensate each employee of Supplier who becomes an employee of Buyer within thirty (30) calendar days of the Closing Date, for such employee's accrued vacation, as per Supplier's books and records. Notwithstanding the foregoing, Buyer shall not make any offers of employment to Supplier's employees who work at Supplier's Plant during the Term without Supplier's consent.


                                   ARTICLE III
                            SUPPLY ORDERS / LOCATIONS

3.1  ORDERS.

     (a) QUANTITY / ORDERS. During the Term, the combined Product Units purchased shall be nine million (9,000,000) pounds; such amount shall be covered by a blanket purchase order. In the event that the Term shall expire and Buyer shall not have ordered at least nine million (9,000,000) pounds of Product Units, Buyer shall pay to Supplier the difference (in pounds) of nine million (9,000,000) and Product Units ordered, multiplied by the Manufacturing Charge (as defined in Schedule 8.1) within twenty (20) days after the end of the Term. Buyer or Customer shall specify in their sole discretion, the specific Product Unit mix and production timing by an order from Buyer or a Customer ("Order"), which Supplier shall fulfill by the date specified on such Order, such date being no less than seven (7) calendar days from the date of Order, unless otherwise agreed by the parties. Supplier shall use its reasonable efforts to fulfill Orders in excess of thirty percent (30%) of the current month's forecast for total Product Units or by Individual Product Units (e.g., Prepack, Whole Bean 10 - 12 ounce, etc.), but in no event shall Supplier's non-fulfillment of such excess constitute a failure to supply pursuant to Section 3.4.

     (b) FORECASTING. Buyer shall provide to Supplier a non-binding, rolling four-month forecast, broken down by month and Product Unit ("Forecast"). The


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          first Forecast shall be delivered to Supplier on or about sixty (60)
          days after the Closing Date and on or about the first day of each month thereafter. For the first sixty (60) days, the Forecast shall be mutually agreed prior to the Closing Date. Notwithstanding the foregoing, the Forecast for the last four (4) months of the Term shall become binding with respect to raw or packaging materials Supplier purchases pursuant to such Forecast; accordingly, Buyer shall pay Supplier its actual cost for such materials.

3.2 REPORTS BY SUPPLIER; RECORDS. If requested by Buyer, Supplier will provide Buyer with monthly raw material, packing material and finished Product reports reflecting Manufacturing, shipments, inventories, costs and projections related thereto. These reports will be issued during the first ten (10) Business Days of the month following the date of the request, provided the request is received by the twenty-fifth (25th) calendar day of the previous month. In addition, Supplier shall maintain complete records of all Manufacturing and such records will be made available to Buyer upon request.

3.3  RELOCATION OF MANUFACTURING. Supplier will notify Buyer at least ninety
     (90) calendar days prior to relocation of any Manufacturing facility(ies) different from Supplier's Plant. Buyer must reasonably approve of such new facility for the Manufacture of Product Units, otherwise Buyer may terminate this Agreement pursuant to Section 12.2.

3.4  FAILURE TO SUPPLY; CAPACITY ALLOCATION.

     (a) SUPPLIER NOTICE. In the event that Supplier, upon receiving an Order anticipates that it will be unable to meet such Order, either in whole or in part, due to any reason, Supplier shall give written notice of such inability to Buyer within five (5) Business Days of receipt of such Order or upon Supplier's reasonable belief that it cannot fulfill the Order, if such date is after such five (5) Business Day period. If such inability is partial, Supplier shall fulfill Orders with such quantities of Product Units as are available. Notwithstanding the foregoing, Supplier's inability to supply Product Units due to the lack of or a failure to timely supply any materials sourced by Buyer shall not constitute a failure to supply or a breach of this Agreement by Supplier.

     (b) SUPPLY ALTERNATIVES. The parties shall meet within ten (10) Business Days of such written notice to consider and, if appropriate, pursue alternative arrangements for meeting Buyer's requirements for Product Units that Buyer deems necessary in its sole discretion, including without limitation termination of this TS Agreement pursuant to
          Section 12.2. Any alternative arrangements entered into pursuant to this Section 3.4(b) shall in no way act as a waiver of any other rights or remedies which Buyer may have under this TS Agreement or otherwise.


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     (c)  SUPPLY TOLERANCES. For purposes of this Section 3.4 and subject to
          Section 3.1(a), Supplier shall not be considered to have failed to supply Product Units, so long as Supplier ships at least ninety-nine percent (99%) average of the amounts specified on the Order for a rolling six (6) month period, but in no event shall Supplier ship less than ninety-seven percent (97%) of the amounts specified on the Order for any calendar month.


                                   ARTICLE IV
                            MATERIALS AND EQUIPMENT

4.1  SOURCES OF MATERIALS.

     (a) SOURCING AGREEMENTS. Supplier will source or arrange for the sourcing of all raw and packaging materials required for Manufacturing Product Units from vendors reasonably selected by or on behalf of Supplier consistent with Supplier's ordinary past practices, of good quality, and in quantities reasonably calculated to meet Buyer's orders in a cost-effective manner. Notwithstanding the foregoing, Buyer shall source green coffee, unless it notifies Supplier otherwise (with four
          (4) months' notice), and may source any other raw and/or packaging materials at any time for any reason, upon reasonable notice to Supplier, so long as such sourced materials are compatible with Supplier's Manufacturing process. In addition, Supplier shall not order any raw and packaging materials that will constitute more than a four (4) month supply, unless agreed to by Buyer.

     (b) EFFECT OF SOURCING ARRANGEMENTS. To the extent that Buyer's sourcing arrangements set forth in Section 4.1(a) render Supplier unable to use any raw or packaging materials for Product Units, Supplier shall invoice Buyer for its actual cost of such unused material. The Manufacturing Cost shall also be reduced by a corresponding amount with respect to the materials sourced, as agreed by the parties. Notwithstanding the foregoing, the parties shall use their best efforts to estimate the costs associated with such sourcing prior to Buyer's decision to source.

4.2 REPAIR AND REPLACEMENT OF EQUIPMENT. Supplier will be responsible for all repairs and replacement of equipment, tooling and/or facilities used in the Manufacture of Product Units. Supplier shall keep all equipment, tooling and facilities used in the Manufacture of Product Units in good operating condition at all times. For the purposes of the previous sentence, Supplier's Plant was in good operating condition as of February 1, 1999. Supplier agrees that Buyer's equipment and tooling (if provided) will be identified as the property of Buyer and where possible will be stored separately from other materials at Supplier's Plant, kept in good operating condition, and will not be encumbered in any way such as through security liens or pledges. Supplier agrees that in the event of Buyer's cancellation pursuant to the


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     terms of this TS Agreement, or Supplier's default, or, other than with respect to the Case, in the event of Supplier's insolvency, the appointment of a receiver to oversee Supplier's assets or the filing by or against Supplier of a petition under Federal bankruptcy laws, Supplier will make available for Buyer's removal any property of Buyer then under Supplier's control.

4.3  CONTROLS.

     (a) LOSS ALLOWANCES. Supplier shall be responsible for any losses of all raw and packaging materials supplied by Supplier. Loss allowances (if any) of any raw and packaging materials supplied by or on behalf of Buyer will be agreed by the parties.

     (b) INVENTORY PROTECTION AND CONTROL. To enable Buyer to maintain inventory control, Supplier agrees that it will not Manufacture or ship Product Units in the absence of instructions from Buyer or contrary thereto. Buyer shall furnish Manufacturing and shipping instructions during the Term in accordance with this TS Agreement.

     (c) SECURITY PRECAUTIONS. Supplier agrees to take any reasonable security precautions requested by Buyer, including, without limitation, prohibiting visitors in the Manufacturing area during production runs.

     (d) BUYER'S PROPERTY. Supplier will, to the extent possible, identify all the components of Product Units, Product Units and equipment (to which Buyer has title) as the property of Buyer, as well as Finished Product Inventory and Green Coffee Inventory ("Buyer's Property") where appropriate and will segregate Buyer's property from other materials in its warehouse. Supplier agrees not to encumber Buyer's Property in any way such as through security liens or pledges and agrees that in the event of Supplier's breach or insolvency, Buyer may enter Supplier's premises and reclaim all such Buyer's Property. Buyer may file and Supplier agrees to cooperate to the extent necessary in assisting Buyer in obtaining a consignment interest or other appropriate security interest or notice filing as Buyer deems necessary in any or all of Buyer's Property.


                                    ARTICLE V
                          SHIPPING AND USE OF MATERIALS

5.1 SHIPPING. Supplier will arrange for the shipment, load and complete documentation for Product Units in quantities as specified by the Buyer (on common carriers selected by Buyer), with such freight charges at Buyer's expense (including without


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     limitation any duties payable with respect to any shipment) and risk of loss from the Supplier's Plant (i.e., F.O.B. Supplier's Plant).

5.2 ORDER OF USE FOR RAW AND PACKAGING MATERIALS AND INVENTORY BY SUPPLIER. Supplier will physically use raw and packaging materials on a first-in, first-out basis ("FIFO") consistent with ordinary business practices.

5.3 COMMON CARRIER CLAIMS. All claims by or to common carriers in connection with Product Units will be the responsibility of Buyer, except to the extent that any such claim by a common carrier results from the negligence, gross negligence or intentional misconduct of, or breach of this TS Agreement by, Supplier.

5.4 PALLETS. Products will be shipped to Buyer or Buyer's designee on GMA spec pallets.

5.5 WAREHOUSE SPACE. At no additional cost, Supplier will provide warehouse capacity for raw and packaging materials and Product Units consistent with past practices, to support an annual volume of nine (9) million pounds of Product Units.


                                   ARTICLE VI
                            CHANGES TO SPECIFICATIONS

6.1 ALTERATIONS. Subject to Section 6.2, upon two (2) months' prior written notice to Supplier, Buyer may alter the Specifications for artwork and/or label copy of the Product Units ("Alterations") without the consent of Supplier; provided that Buyer will be responsible at the time of the notice for:

     (a) providing new Specifications and any other materials or equipment required or prudent for implementation of such Alterations, including, without limitation, artwork and cylinders;
     (b) having secured from any government approvals that may be necessary or advisable in connection with any Alteration;
     (c) any resulting increases in costs (such increased costs being agreed by the parties prior to implementation);
     (d) all liabilities, costs or expenses, including, without limitation, those of third parties, arising out of or related to Alterations, including without limitation, those related to the failure or alleged failure of the Alterations to comply with applicable laws and regulations; and
     (e) all scrapping costs associated with any Alterations (such costs being agreed by the parties prior to scrapping).

6.2 ADDITIONAL MODIFICATIONS. All changes to Specifications, other than Alterations, and the inclusion in this TS Agreement of any new Product Units or Product Units discontinued by Supplier prior to the termination or expiration of this TS Agreement (collectively "Additional Modifications"), require prior written consent of both parties,


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     which shall not be unreasonably withheld. Buyer will be responsible for
     Additional Modifications, including costs and expenses thereof (such costs and expenses being agreed upon by the parties prior to implementation), to the same extent Buyer is responsible for Alterations. Notwithstanding the foregoing, the costs associated with any Additional Modifications that are required to bring the Specifications (such definition excluding "in conformity with CGMP" for purposes of this sentence only) at the Closing Date and thereafter in compliance with CGMP shall be borne by Supplier.


                                   ARTICLE VII
                                QUALITY ASSURANCE

7.1 SUPPLIER TESTS. Supplier will perform or cause to be performed quality control tests and assays on raw and packaging materials and Product Units in accordance with the Specifications.

7.2 BUYER INSPECTIONS. Supplier will permit Buyer's designated representatives to inspect and visit from time to time Supplier's Plant for the purpose of determining compliance with this TS Agreement. Such inspections will occur during regular business hours after reasonable notice to Supplier and shall not unreasonably interfere with the operation of Supplier's Plant. Notwithstanding the foregoing, upon Buyer's request, Supplier shall permit any of Buyer's employees to be at Supplier's Plant on a permanent or semi-permanent basis during the Term.

7.3 BUYER TESTS. At Buyer's request, Supplier will cause to be sent, at Buyer's expense, a reasonable number of Product Unit samples to Buyer for examination and testing, in a timely manner and at Buyer's expense, to assure conformity with Specifications.

7.4  REJECTED GOODS / SHORTAGES.

     (a) NOTICE; REPLACEMENT. Buyer shall notify Supplier in writing of any claim relating to the Product Units that fail to meet the Specifications prior to shipment of such Product Units from Supplier's Plant or any shortage in quantity of any shipment of Product Units. Provided that the parties agree that the Product Units are defective or that there is a shortage, Supplier shall replace the defective Product Units or make up the shortage as soon as reasonably possible after receiving such notice, at no additional cost to Buyer. Buyer shall make arrangements with Supplier for the return or disposal of any rejected Product Units; the costs of such return or disposal shall be paid by Supplier. In the event that only a limited supply of Product Units is available at the time of such rejection or shortage, then Supplier shall ship to Buyer such quantities of Product Units as are available and Buyer


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          shall be promptly reimbursed or credited against future orders, at
          Buyer's option, for amounts paid for the remaining quantity of rejected Product Units.

     (b) DISPUTES. If Supplier disagrees with Buyer's claim that the Product Units fail to meet the Specifications, the parties shall attempt to resolve such dispute. If the parties cannot resolve such dispute within five (5) Business Days, a sample of such Product Unit shall be submitted by Supplier to Buyer for confirmatory testing against the Specifications and the test results obtained shall be final and controlling. The fees and expenses of such testing shall be borne entirely by the party whose initial Product Unit analysis was in error. In the event the test results indicate that the Product Units in question do not conform to the Specifications, Supplier shall replace such Product Units at no additional cost to Buyer as soon as reasonably possible after receipt of such results. In the event that the test results indicate that the Product Units in question do conform to the Specifications, Buyer shall pay all additional costs incurred as a result of the disagreement.

7.5 THIRD PARTY COMMUNICATIONS - SUPPLY. Supplier shall supply Buyer all reasonable cooperation and assistance in Buyer's investigation and response to a third party, including without limitation a federal, state or local health authority ("Health Authority") complaint and/or inquiry. Supplier shall have written procedures that are acceptable to Buyer for handling any inquiry and/or complaint from a Health Authority. Supplier shall promptly inform Buyer of any such complaint, inquiry or request for investigation of which it becomes aware. In addition, Supplier shall promptly notify Buyer of any Health Authority inquiry or finding relating to any product or process handled by Supplier that could, in Supplier's reasonable judgment, jeopardize Supplier's ability to supply Product Units to Buyer in accordance with the terms of this TS Agreement.

7.6 PRODUCT UNIT RECALLS. Product Unit recalls and retrievals shall be handled by Buyer, pursuant to any procedures agreed to by the parties. Supplier shall bear all costs associated with such recalls and retrievals.


                                  ARTICLE VIII
                                PRICE AND PAYMENT

8.1 SUPPLY PRICING. Schedule 8.1 sets forth the price Buyer will pay Supplier for Product Units as well as the Monthly Payment (as defined in Schedule 8.1). If Buyer sources any raw or packaging materials pursuant to Section 4.1, the price for such Product Unit shall be decreased by an amount directly corresponding to the materials sourced as agreed by the parties.

8.2 SUPPLY INVOICING AND PAYMENT. Supplier will send Buyer an invoice for the weekly shipments of Product Units. All invoices will be based upon the bill of lading


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     describing the Product Units and quantity of Product Units shipped to
     Buyer. Monthly Payments shall be invoiced the last day of each month of Manufacture. Buyer will be responsible for paying each invoice within twenty (20) calendar days after its receipt of such invoice. Payment will be made in U.S. dollars and be sent to the location designated in advance by Supplier.


                                   ARTICLE IX
                 SUPPLIER'S WARRANTIES AND ADDITIONAL COVENANTS

9.1  WARRANTIES.

     (a) TITLE; MERCHANTIBILITY. Supplier warrants that it will pass to Buyer good and marketable title to Product Units, free and clear of all Liens, and that the components of such Product Units shall be free and clear of all Liens at all times. Further, the Product Units will be of merchantible quality.

     (b) COMPLIANCE WITH SPECIFICATIONS. Supplier warrants that the Product Units will be in compliance with Specifications at the time such Product Units are delivered to the common carrier for shipment to Buyer.

     (c) COMPLIANCE WITH LEGAL REQUIREMENTS. Supplier warrants that it will comply with all Legal Requirements, including without limitation, those Legal Requirements relating to labor and employment, taxation, competition, intellectual property, FDCA, Environmental Laws, health, safety, customs and Manufacturing.

     (d) SERVICE QUALITY. Supplier warrants that it will provide Services in a professional, workman-like manner.

     (e) PAYMENT OF DEBTS. Supplier warrants that it will pay its debts and other financial obligations as they become due, other than the debts and other financial obligations that arose prior to the commencement of the Case.

     (f) YEAR 2000 WARRANTY. Supplier warrants that its facilities, equipment, operations, information systems and all other systems and processes currently utilized or expected to be utilized in fulfillment of this TS Agreement either already are or will be Year 2000 compliant and that Supplier will be able to fulfill its obligations, representations and warranties included herein.

     (g) INTELLECTUAL PROPERTY. Supplier warrants that it is and will not infringe Buyer's or a third party's intellectual property rights, including without limitation, trademarks, trade dress, copyright, patents, processes and trade secrets.


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

     (h)  DAMAGES UNDER THIS TS AGREEMENT.

          (1) With respect to the remaining assets of the Company and the Subsidiaries, the Company and its Subsidiaries will not seek the benefit of any provisions of Section 363, 105 or 1141(c) of the Bankruptcy Code with respect to any of Buyer's claims, interests, rights, and encumbrances, if any, under this TS Agreement or the Purchase Agreement;

          (2) Any claims of P&G will survive confirmation of any plan and will not be discharged; and

          (3) Any claims of P&G for breach of this TS Agreement or the Purchase Agreement shall be offset against any amounts due to Supplier from P&G under this Agreement.

     (i) LIMITATION OF WARRANTIES. Supplier makes no warranty, other than the warranties set forth herein or in the Purchase Agreement. The warranties set forth herein and therein are in lieu of all other warranties, express or implied.

9.2  ADDITIONAL COVENANTS.

     (a) INSURANCE. Supplier shall maintain adequate insurance coverage for all activities that relate to Pre-Closing Services, Post-Closing Services and Manufacturing for the applicable Transition Period in the same amounts (or such increased amounts as reasonably requested by Buyer at Buyer's expense) as it had prior to the Closing Date. Such amounts and policies are set forth on Schedule 9.2(a).

     (b) CONFIDENTIALITY. All proprietary, experimental, technical, Manufacturing, financial and/or other information disclosed by Buyer to Supplier pursuant to this TS Agreement are considered by Buyer to be highly confidential. Supplier agrees to take all reasonable precautions to prevent disclosure to third parties. Supplier shall hold in confidence Buyer's interest in specific materials and any technical or business information Supplier may learn, observe or otherwise obtain concerning Buyer incident to Supplier's performance under the terms of this TS Agreement. These restrictions upon disclosure shall cease to apply as to any specific portion of such information which is or becomes available to the public generally, not due to the fault of Supplier.

     (c) PERMITS AND LICENSES. Supplier shall maintain all permits and licenses that are necessary, advisable, consistent with past practice and legally required to provide all services under this Agreement during the applicable Transition Period.

                                    ARTICLE X
                                 INDEMNIFICATION

10.1 BUYER'S INDEMNIFICATION. Buyer will defend, indemnify, and hold Supplier harmless from and against all claims, losses, liabilities, damages, costs and expenses (including without limitation reasonable fees and expenses of attorneys incurred in investigation or defense of any third-party action, but excluding fees, costs and expenses of attorneys, accountants, consultants or other experts or witnesses incurred in the investigation of any non-third party action) (collectively "Demands"), arising out of or related to Product Units, Services or breach of this TS Agreement by Buyer, except to the extent such Demand is subject to Section 10.2.

10.2 SUPPLIER'S INDEMNIFICATION. Subject to Section 10.1, Supplier will defend, indemnify and hold Buyer harmless from and against any Demand arising out of or relating to Environmental, Health and Safety Liabilities, Supplier's negligence, gross negligence or intentional or willful misconduct, or the breach of this TS Agreement by Supplier.

10.3 NOTICE; CONTROL OF LITIGATION. The party who is seeking indemnification shall promptly send written notice to the other party, stating in detail the basis for indemnification. If there is a third party action, the party not seeking indemnification shall assume the defense of such action. If both parties are seeking indemnification from the other, they shall reasonably cooperate with one another with respect to assuming the defense of such action. Notwithstanding the foregoing, either party may at its option and expense retain counsel to participate in such action. In no event shall either party admit liability with respect to the other party, unless such party consents in writing.


                                   ARTICLE XI
                                    PROPERTY

11.1 OWNERSHIP OF INTELLECTUAL PROPERTY. All intellectual property owned by either party will at all times be and remain the exclusive property of the owner thereof, and this TS Agreement will not constitute a license, except to the extent required to fulfill each party's obligations hereunder.

11.2 BOOKS AND RECORDS. During the Term with respect to any Product Unit, Supplier will be permitted to retain and use any books and records transferred to the Buyer pursuant to the Purchase Agreement to the extent necessary or advisable for Supplier to fulfill its obligations under this TS Agreement.

                                   ARTICLE XII
                              TERM AND TERMINATION

12.1 TERM. This TS Agreement will be effective for the Term.

12.2 NOTICE OF TERMINATION. In addition to any other rights or remedies Buyer or Supplier may have at law or in equity, a party not in default under this TS Agreement ("Non-Defaulting Party") may terminate this TS Agreement by giving written notice to the other party ("Other Party") of its intention to terminate this TS Agreement or any Transition Period upon the occurrence of any or all of the following events:

     (a) a material breach by the Other Party of any of its obligations hereunder; without limiting the generality of the foregoing, a Force Majeure pursuant to Section 13.4, a relocation of Manufacturing facility pursuant to Section 3.3, a failure to supply pursuant to
          Section 3.4 or a Change of Control pursuant to Section 13.11 shall constitute a material breach; and

     (b) the filing by or against the Other Party of a petition in bankruptcy (other than the Case), or any appointment of a receiver for the Other Party or any substantial part of its assets, or any assignment for the benefit of the Other Party's creditors;


     Such notice will identify a date for termination of this TS Agreement or any Term, which date shall not be sooner than ten (10) Business Days after receipt of such notice by the Other Party ("Termination Date"). If the event on which the notice is based is not cured prior to the Termination Date, then this TS Agreement or any Term will terminate on the Termination Date pursuant to such notice.

12.3 MUTUAL TERMINATION. Either party may terminate this TS Agreement with thirty (30) days' notice to the other party after the nine million (9,000,000) pounds of Product Units have been supplied pursuant to Section 3.1.

12.4 SURVIVAL. Sections 3.1, 7.4, 8.1, 8.2, 9.1 and 9.2(b) shall survive the termination or expiration of this TS Agreement.

12.5 UNSHIPPED PRODUCT UNITS AND MATERIALS. Subject to 3.1(b) upon the termination or expiration of this TS Agreement, Buyer may, at its option, purchase (a) any unshipped Product Units not already committed by an Order at the purchase price pursuant to Section 8.1; and/or (b) any unused but usable raw and packaging materials directly related to the Product Units at actual cost. Buyer will be responsible for paying for the shipment of, and will bear the risk of loss for, such shipments to the designated location(s).

                                  ARTICLE XIII
                                  MISCELLANEOUS

13.1 ENTIRE AGREEMENT. The Buyer Documents shall constitute the entire agreement between Supplier and Buyer with respect to, among other things, the Manufacture of the Product Units. In the event of any inconsistency between the Buyer Documents and any subsequently issued document, including without limitation, an Order, the Buyer Documents will prevail.

13.2 TAXES. Buyer and Supplier agree to pay all Taxes assessed on materials, excluding Product Units, to which each of them has title.

13.3 SUPPLIER'S INDEPENDENT CONTRACTOR STATUS. Supplier is acting pursuant to this TS Agreement as an independent contractor, and as such Supplier's employees will not be deemed to be Buyer's employees for any purpose, including without limitation, Buyer's employee benefit plans. Supplier assumes sole responsibility for the direction and control of its employees involved in performing services pursuant to this TS Agreement and such employees shall remain for all purposes employees of Supplier.

13.4 FORCE MAJEURE. Neither party (the "Affected Party") will be liable to the other (the "Non-Affected Party") for failure to perform any part of this TS Agreement if such failure results from an act of God, war, revolt, revolution, sabotage, actions of a governmental entity, Legal Requirements, embargo, fire, strike, other labor trouble or any cause beyond the Affected Party's control. Upon the occurrence of any such event which results in, or will result in, delay or failure to perform according to the terms of this TS Agreement, the Affected Party will promptly give notice to the Non-Affected Party of such occurrence and the effect and/or anticipated effect of such occurrence. The Affected Party will use its reasonable efforts to minimize disruptions in its performance and to resume performance of its obligations under this TS Agreement as soon as practicable. Notwithstanding the foregoing, the Non-Affected Party may terminate this TS Agreement if the Affected Party is unable to fulfill its material obligations under this TS Agreement for longer than ten (10) Business Days from the Non-Affected Party's receipt of such notice.

13.5 NOTICES. All notices required to permitted to be given under this TS Agreement will be in writing and will be deemed to be properly given when actually received by the Person entitled to receive the notice at the address stated below, or such other address as Supplier or Buyer may provide by notice to the other:

            If to the Company:  Brothers Gourmet Coffees, Inc.
                                2255 Glades Road, Suite 100E
                                Boca Raton, Florida 33431
                                Attn:    Donald D. Breen, President and CEO
                                Facsimile: (561) 241-6690

            Copy to:            Brownstein Hyatt Farber & Strickland, P.C.
                                Twenty-Second Floor
                                410 Seventeenth Street
                                Denver, Colorado 80202
                                Attn:    John L. Ruppert, Esq.
                                Facsimile:  (303) 623-1956

            and                 Weil, Gotshal & Manges LLP
                                701 Brickell Avenue, Suite 2100
                                Miami, Florida 33131
                                Attn:    Oscar R. Cantu, Esq.
                                Facsimile: (305) 374-7159

            and                 White & Case
                                200 S. Biscayne Blvd., Suite 4900
                                Miami, FL 33131
                                Attn:    Thomas E. Lauria
                                Facsimile: (305) 358-5744
                                (until the unsecured creditors has been
                                disbanded)

            If to Buyer:        The Procter & Gamble Company
                                1 Procter & Gamble Plaza
                                Cincinnati, OH 45202
                                Attn:    General Manager - Coffee
                                Facsimile: (513) 983-6415

            Copy to: Associate General Counsel - Food & Beverage Procter & Gamble Legal Division
                                1 Procter & Gamble Plaza
                                Cincinnati, OH 45201
                                Fax: (513) 983-2611


13.6 AMENDMENT; WAIVER. This TS Agreement may be amended, modified or superseded only by a written instrument signed by all of the parties to this TS Agreement. No party shall be deemed to have waived compliance by another party of any provision of this TS Agreement unless such waiver is expressly contained in a written instrument signed by the waiving party and no waiver that may be given by a party will be applicable except in the specific instance for which it is given. The failure of any party to enforce at any time any of the provisions of this TS Agreement or to exercise any right or option contained in this TS Agreement or to require at any time performance of any of the provisions of this Agreement, by any of the other parties shall not be construed as a waiver of such provisions and shall not affect the validity of this TS Agreement or any of its provisions or the right of such party thereafter to enforce each provision of this Agreement. No course of dealing shall operate as a waiver or modification of any provision of this Agreement or otherwise prejudice such party's rights, powers and remedies.

13.7 GOVERNING LAW. This TS Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of Ohio, without giving effect to any conflict of law, rule or principle of such state.

13.8 FURTHER ASSURANCES. Each party shall execute and deliver such additional documents or take such additional actions as may be requested by another party to this TS Agreement if such requested document or action is reasonably necessary to effect the transactions described in this TS Agreement.

13.9 EQUAL EMPLOYMENT OPPORTUNITY. Some of the material or services covered by this TS Agreement is to be used on a contract with the Federal Government to which the provisions of Section 202 of Executive Order 11246, Section 402 of The Vietnam Era Veterans Readjustment Act of 1974 and Section 503 of The Rehabilitation Act of 1973 apply, and consequently the provisions of Section 202, Section 402 and 503 will become binding upon Supplier upon acceptance of this TS Agreement, if this TS Agreement exceeds $10,000 in one year with respect to Sections 202 and 402, and $2500 with respect to
      Section 503. Regulations under the Executive Order, The Vietnam Era Readjustment Act and the Rehabilitation Act may require Supplier to develop an Affirmative Action Compliance Program, to file an Employee Information Report EEO-1 or other reports as prescribed, and to certify that its facilities are not segregated on the basis of race, color, religion or national origin. (See 41 CFR 60.)

13.10 SEVERABILITY OF PROVISIONS. If a court in any proceeding holds any provision of this TS Agreement or its application to any person or circumstances invalid, illegal or unenforceable, the remainder of this TS Agreement, or the application of such provision to persons or circumstances other than those to which it was held to be invalid, illegal or unenforceable, shall not be affected, and shall be valid, legal and enforceable to the fullest extent permitted by law, but only if and to the extent such enforcement would not materially and adversely frustrate the parties' essential objectives as expressed in this TS Agreement. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties intend that the court add to this TS Agreement a provision as similar in terms to such invalid or unenforceable provision as may be valid and enforceable, so as to effect the original intent of the parties to the greatest extent possible.

13.11 ASSIGNMENT; CHANGE OF CONTROL. This TS Agreement may not be assigned by either party without the written consent of the other party, which consent shall not unreasonably be withheld. In the event of a change of control of Supplier, which shall mean an individual, entity or group purchases a controlling interest of Supplier ("Change of Control"), Buyer may consent to continue this TS Agreement upon thirty (30) days' notice to Supplier, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, a Change of Control shall not be deemed to occur if there is a distribution of equity to the creditors of Supplier or an entity owned or controlled by such creditors pursuant to a plan of reorganization. This Change of Control Provision shall not be affected in a plan of reorganization or later sale of some or all of the remaining assets of the Supplier.

13.12 BANKRUPTCY COURT APPROVAL. This TS Agreement is subject to Bankruptcy Court Approval which shall be received no later than April 19, 1999.

IN WITNESS WHEREOF, the parties have duly executed this TS Agreement as of the date first written above.


THE PROCTER & GAMBLE COMPANY



By:
         --------------------------------
Title:
         --------------------------------


BROTHERS GOURMET COFFEES, INC.



By:
         --------------------------------
Title:
         --------------------------------


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